EVW Draft 03/04/17

LICENSE AND SUPPLY AGREEMENT

This License and Requirements Supply Agreement made as of April 3rd, 2017 (the "Effective Date"), between, on the one hand, PBG Water Solutions International Inc. ("PBG" or "Licensee"), and, on the other, Beijing QHY Environment S & T Co., Ltd and Mr. Mao Xu (ID No. 110101196501312032) (the "Licensor" or "Supplier").

W I T N E S S E T H:

WHEREAS, Licensor owns and/or controls certain proprietary rights, including, but not limited to, patents, patent applications, trademarks, copyrights, data, techniques, trade secrets, concepts and know-how, relating to wastewater methods, products and supportive equipment;

WHEREAS, PBG desires to acquire a license to commercialize and develop certain methods, products and supportive equipment on an exclusive basis in the market and territory set forth herein and Licensor is willing to grant such license to PBG on an exclusive basis under the terms and conditions of this Agreement; and

WHEREAS, PBG desires to acquire from the Licensor certain products, equipment and associated services and Licensor is willing to supply such products, equipment and perform associated services;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

As used throughout this Agreement, the following terms, whether used in the singular or the plural, shall have the following meanings:

1.01 "Affiliate" shall mean any corporation, partnership or other business entity which owns or controls, is owned or controlled by or is under common ownership or control with a party to this Agreement. A corporation, partnership or other business entity shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least forty percent (40%) of the voting stock of said other corporation, or in the absence of such ownership, it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of said other corporation.

1.02 "Designated Markets" means, collectively, all countries and territories throughout the world, including, without limitation, the United States, Canada, and Mexico.

1.03 "Licensed Intellectual Property" shall mean, collectively, the Licensed Patent Rights, the Licensed Technology and the Licensed Trademarks.

1.04 "Licensed Patent Rights" shall mean, in the case of each patent or patent application below, those inventions or discoveries described therein applicable to Licensed Products:

(a) the United States patents and patent applications identified in Schedule 1.04, any foreign counterparts thereof, as well as any and all divisions, continuations, continuations-in-part, extensions, substitutions, renewals, revalidations, reexaminations, reissues, additions or patents of addition or patents of importation thereof;

(b) any patents or patent applications owned or controlled by Licensor which contain claims related to Licensed Products, the practice of which is encompassed by the claims of any patent or patent applications of subparagraph (a) above, or which employ Licensed Technology; and

(c) any future patents or patent applications owned or controlled by Licensor which relate to Licensed Products and the Licensed Technology.

1.05 "Licensed Product" shall mean (i) each of the products and supportive equipment described on Schedule 1.05 and (ii) all improvements hereafter developed by Licensor to the products and supportive equipment on Schedule 1.05, for so long as, in each case, the manufacture, sale or use of such product infringes a Valid Claim of a Licensed Patent Right or employs Licensed Technology not then in the public domain.

1.06 "Licensed Technology" shall mean all know-how, concepts, data, information, trade secrets, techniques, or special ability on the part of Licensor, which are related to the Licensed Products and methods and apparatus for making the same and which are proprietary to Licensor, and with respect to which Licensor now and subsequently, has the power and right to grant the license provided for herein.

1.07 "Licensed Trademarks" shall mean those trademarks owned or controlled by Licensor included in the label copy contained in Schedules 1.07, and any trademarks associated with the Licensed Products.

1.08 "Third-Party" shall mean parties other than Licensor, PBG or their respective Affiliates.

1.09 "Valid Claim" shall mean a claim of an issued and unexpired patent included within the Licensed Patent Rights which has not been held unenforceable, unpatentable or invalid by a decision of a court or other govemmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, or which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

ARTICLE 2

GRANT OF LICENSE

2.01 Exclusive and Irrevocable License.

(a) Licensor hereby grants PBG the right and license, with the right to grant sublicenses, to use the Licensed Intellectual Property without limitation other than expressly stated in this Agreement and use and sell the Licensed Products, on an exclusive and irrevocable basis, in the Designated Markets, for the duration of this Agreement.

(b) Licensor agrees that for the duration of this Agreement, it shall not use, manufacture or distribute the Licensed Products in any country or territory in the Designated Markets or grant to any party the right to do so, except that Licensor and its subsidiaries shall be permitted to use the Licensed Intellectual Property in the People's Republic of China.

(c) The right and license granted herein are limited to the Licensed Products and Licensed Technology in the Designated Markets. If for reasons outside the control of Licensor, Licensed Products are distributed in the Designated Markets by any Third-Party in a manner infringing the Licensee's rights under the terms and provisions of this Agreement, PBG shall provide Licensor with notice of such sales and Licensor shall exercise its best reasonable lawful efforts to abate such sales.

2.02 License Fee.

In consideration for the exclusive and irrevocable license granted hereby, no later than January 15 of each year commencing with authorized to a full year, Licensee shall pay to Licensor, the first year of license fee is One Million United States dollars ($1,000,000) (the "License Fee") for single patent license, after the first year, every single patent license fees increased by 5% per year. Overdue payment, according to 1% daily chase late fee.

ARTICLE 3
PURCHASE AND SALE OF LICENSED PRODUCTS

3.01 Requirements. During the term of this Agreement, Licensor shall supply PBG with those quantities of Licensed Products ordered by PBG.

3.02 Specifications. All Licensed Products supplied by Licensor shall conform to, and shall be manufactured in accordance with, the specifications set forth in the specification sheets ("Spec Sheets") exchanged between Licensor and Licensee. To date, the parties have exchanged Spec Sheets with respect to the products set forth on Schedule 3,02. As to those Licensed Products for which specifications have not been agreed upon, the parties shall agree upon the specifications and prices for such Licensed Products prior to first delivery. From time to time during the term of this Agreement, either party may submit written proposals for the adoption or development of improvements relating to the Licensed Products. If the parties determine to pursue any improvements they shall agree upon modifications to the product specifications to reflect such improvements, which shall not affect the price of the Licensed Product a previously agreed. Licensor will not change the specifications for any Licensed Product without the consent of PBG.

3.03 Licensed Products Price.

(a) The price for each Licensed Product (the "Prices") ordered by PBG shall be as set forth in the pricing sheets previously exchanged between the parties (the "Price Sheets").

(b) The Price for each Licensed Product shall be increased (but not decreased) each February 1 occurring during the term of this agreement commencing February 1, 2019, in proportion to the weighted average changes in the raw materials used to produce each Product from the date hereof through December 31, 2018, in the case of the first increase, and from January 1, through December 31 of each year thereafter. Prices of raw materials shall be based upon the average price for a ten day period ending January 1 and December 31, as the case may be, as published in an agreed upon journal reasonably agreed upon by Licensor and Licensee. If new products are agreed upon or modifications to existing products are agreed upon, price changes shall be based upon the increase in the price agreed upon between the parties at the time of the first delivery of such new or modified product by Licensor and the prices of raw materials as of such date.

3.04 Shipment; Inventory; Invoices; Payment.

\ All charges for packing, bar code labeling, and loading onto common carrier are included in the purchase price unless otherwise agreed to by the parties. All shipments must be accompanied by a packing slip which describes the products, states the item number, unit of measure, purchase order number and shows the shipment's destination. Appropriate documentation to insure compliance with necessary export and import regulations shall also be provided by Licensor.

3.05 Delivery; late delivery.

(a) Licensor shall supply the Licensed Products ordered by PBG within 45 days of the order date.

3.06 Product Acceptance; Corrective Actions; Assistance.

(a) Shipment of Licensed Products by Licensor to PBG shall constitute a certification by Licensor that the Licensed Products have been tested and been found to conform fully to the Product Specifications and are free from defects.

(b) In the event a Licensed Products fails to conform to the Product Specifications, Licensor within a reasonable period of time shall: (i) at Licensor's sole cost and expense, arrange for the return to Licensor of the Licensed Products finally determined to be out of conformance with the Product Specifications; (ii) replace Licensed Products finally determined to be out of conformance with the Product Specifications; and (iii) compensate PBG for the freight costs.

(c) After receipt of a shipment, PBG shall have ninety (90) days to examine the products to determine if they conform to the Product Specifications and are free from defects, and, on the basis of such examination, to accept or reject such shipment. Any shipment of products for which PBG shall not submit a claim within ninety (90) days shall be deemed accepted. Upon acceptance, PBG shall release Licensor from all claims for non-conformity or defects except claims for latent defects which are not reasonably detectable at the time of acceptance.

(d) In the event any governmental agency having jurisdiction shall request or order, or if PBG shall determine to undertake, any corrective action with respect to products supplied hereunder, and the cause or basis of such corrective action is attributable to a breach by Licensor of any of its warranties, guarantees, representations, obligations or covenants contained herein, then Licensor shall be liable, and shall reimburse PBG for the reasonable costs of such action including the cost of any product affected thereby whether or not such particular product shall be established to be in breach of any warranty by Licensor hereunder.

3.07. Warranty. Licensor represents and warrants to PBG that all products sold by Licensor shall (i) conform to the Product Specifications agreed upon and (ii) the Licensed Products will be new and comprised of new materials, (iii) be free from any defects and be merchantable and (iv) when delivered be in compliance with all applicable present or future federal, state or municipal statutes, laws, rules or regulations of the Designated Markets, including without limitation those relating to the environment, food or drugs, occupational health and safety, those enforced by the United States Food and Drug Administration (including compliance with good manufacturing practices).

ARTICLE 4

\INFRINGEMENT; INDEMNIFICATION

4.01 Third-Party Infringement.

(a) If either party becomes aware of an infringement of the Licensed Patent Rights by a Third-Party in any Designated Market in which PBG has the exclusive license granted in ARTICLE 2, such party shall promptly advise the other of the relevant facts and circumstances known in connection therewith and, in the case of an infringement of Licensed Patent Rights, PBG and Licensor shall confer and attempt to agree on what action should be taken. Should Licensor and PBG agree that suit should be brought, Licensor shall have the right to control, bear the cost of, and retain any recovery from any such suit. PBG shall cooperate in any action brought by Licensor and shall be paid out of any recovery its out of pocket expenses incurred in connection with such action. If Licensor shall fail, within six (6) months after receiving notice from PBG of an infringement of Licensed Patent Rights, either; (i) to terminate such infringement or (ii) to institute an action to prevent continuation thereof and, thereafter, to prosecute such action diligently, then PBG shall have the option to do so, in which case PBG shall control, bear the cost of, and retain any recovery from any such suit and Licensor shall cooperate in the effort, e.g. if necessary, Licensor shall become a named party, and shall be paid out of any recovery its out of pocket expenses incurred in connection with such action

4.02 Infringement of Third Party Right; Indemnification.

(a) In the event that PBG's use of any of the Licensed Intellectual Property in making, having made, using or selling Licensed Products infringes, will infringe, or is alleged by a Third-Party to infringe said Third-Party's property right, the party becoming aware of same shall

promptly notify the other. The parties shall thereafter attempt to agree upon a course of action, in any case at Licensor's cost, which may include: (i) modification of the Licensed Product or its use and manufacture so as to be non-infringing; or (ii) obtaining a license or assignment from the Third-Party.

(b) Licensor shall indemnify and hold PBG, its Affiliates and sublicenses, and their directors, officers, employees, contractors and agents (the "PBG Indemnified Parties") harmless, and at PBG's request, defend or pay for the defense of the PBG Indemnified Parties against any claims or allegations that: (i) the Licensed Products, or any portion thereof, or any processes, equipment or methods used to manufacture the Licensed Products, infringe any patent, copyright, trademark, trade secret, or other proprietary right of a third party; (ii) the Licensed Products caused injury or damage; or (iii) arise or are alleged to have arisen as a result of negligent and/or intentional acts or omissions of Licensor or breach by Licensor of any term of the Agreement. Licensor's indemnification obligation includes the obligation to hold PBG Indemnified Parties harmless from and against any costs, damages and fees (including reasonable attorney and other professional fees) attributable to any such claims or allegations. PBG agrees that it will notify Licensor in writing of any claims or allegations that are covered by this Section 5.02.

ARTICLE 5

CONFIDENTIALITY

5.01 Treatment of Confidential Information. With respect to all confidential information (the "Confidential Information") transmitted by either party to the other including all information developed pursuant to this Agreement, the receiving party shall, while this Agreement is in effect and thereafter, make no use of this information other than in furtherance of this Agreement and shall use the same efforts to keep secret and prevent the disclosure of such information to parties other than its agents, officers, employees and representatives authorized to receive such information as it would its own confidential information. A receiving party's obligation of non-use and non-disclosure shall not apply, however, to information which;

(a) was known to the receiving party at the time of its disclosure and not previously subject to any obligation of confidentiality at the time of its disclosure;

(b) was generally available to the public or was otherwise part of the public domain at the time of its disclosure;

(c) became generally available to the public or became otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

(d) became known to the receiving party after its disclosure; (i) from a source other than the disclosing party (including from independent development by the receiving party); other than from a Third-Party who had an obligation to the disclosing party not to disclose such information to others, and other than under an obligation of confidentiality.

This Section shall survive termination of this Agreement for a period of three (3) years from the date of such termination.

5.02 Obligation upon Termination. If this Agreement shall expire or be terminated by either party, each party (the "Requested Party"), at the request of the other (the "Requesting Party"), shall destroy or return to the Requesting Party all copies and other embodiments of Confidential Information theretofore delivered to the Requested Party by the Requesting Party, as well as all summaries of such information prepared by it or its agents, except that a single copy of said Confidential Information and said summaries may be retained by counsel for archival purposes. In addition, within ninety (90) days after request that it destroy all such Confidential Information, an officer of the Requested Party shall deliver to the Requesting Party a certificate stating that the Requested Party has complied with such request.

5.03 Right to Disclose. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, each party may disclose Confidential Information to its Affiliates, sublicensees, consultants and outside contractors only for such purposes as each party herein is entitled to use the Confidential Information; provided, however, that such Affiliates, sublicensees, consultants and outside contractors be advised of the confidentiality nature of the Confidential Information and under similar confidentiality obligations, for the same time periods. Each party or its Affiliate sublicensees may also disclose Confidential Information to governmental or other regulatory authorities to the extent that such disclosure is reasonably necessary to comply with applicable laws or regulations.

ARTICLE 6

INTELLECTUAL PROPERTY RIGHTS AND PROTECTION

6.01 Treatment of Intellectual Property

(a) All rights arising from or relating to intellectual property (the intellectual Property") such as patents, patent applications, inventions, know-how, trademarks, copyrights and the like, owned or controlled by either party prior to the Effective Date of this Agreement, shall remain the property of such party, subject only to the rights and licenses granted herein.

(b) All Intellectual Property developed during the term of this Agreement by personnel employed solely by or in behalf of either party shall remain the property of such party, subject only to the rights and licenses granted herein.

(c) All Intellectual Property developed during the term of this Agreement jointly by personnel employed by or in behalf of both parties shall be owned jointly, subject to the rights and licenses granted herein.

(d) In the event that the parties agree to file patent applications with respect to any joint inventions, then they shall do so, employing an attorney or agent mutually agreed upon to act in their joint behalf, and shall share the cost related thereto equally. In the event that only one party seeks patent protection, then that party shall bear all costs and the other party shall cooperate fully in the prosecution and enforcement of any patent application or patent resulting therefrom.

6.02 Patent and Trademark Prosecution; Enforcement of Licensed Rights.

(a) Licensor shall use reasonable efforts to prosecute any patent applications and applications for trademark registrations, licensed hereunder to PBG, to obtain patents and registered trademarks thereon and to maintain any such patents and registered trademarks; provided. If Licensor decides to abandon or allow to lapse any such patent application or patent or application for trademark registration or registered trademark in any country, Licensor shall inform PBG and PBG shall be given the opportunity to prosecute such patent application or application for trademark registration and/or maintain such patent or trademark registration at its expense, and shall be entitled to deduct from amounts due to Licensor PBG's out-of-pocket expenses in prosecuting and/or maintaining patent or trademark protection.

6.03 Indemnification; Procedures.

(a) PBG agrees to indemnify and hold Licensor its directors, officers, employees and agents harmless from and against any liability, or damages or expenses in connection therewith (including reasonable attorneys' fees and costs and other expenses of litigation) resulting from product liability claims arising out of PBG's testing, use, or sale of Licensed Products and the

successful enforcement (i.e., a judgment issued by a court of competent jurisdiction against PBG, unappealable or unappealed by PBG within the time allowed therefore) by Licensor of its indemnification rights set forth herein unless such claim arises from the failure of a Licensed Product to conform to the Product Specifications. During the term of this Agreement PBG shall maintain a product liability policy with coverage of no less than $2,000,000 and a deductible of no more than $100,000, and Licensor shall be named as an additional insured thereon. Upon request PBG shall provide a copy of such policy to Licensor.

(b) If Licensor intends to claim indemnification under Subparagraph (a) of this Section, then it shall promptly notify PBG in writing of the action, claim or liability in respect of which it intends to claim such indemnification. Licensor shall permit, and shall cause its employees and agents to permit, PBG, at PBG's discretion, to settle any such action, claim or liability and agrees to the complete control of such defense or settlement by PBG; provided, however, that such settlement does not adversely affect Licensor's rights hereunder or impose any obligations on Licensor in addition to those set forth herein in order for it to exercise such rights. Licensor, its employees and agents shall cooperate fully with PBG and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification. Licensor shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

ARTICLE 7

REPRESENTATIONS, WARRANTIES AND DISCLAIMERS

7.01 Each party hereto acknowledges and agrees:

(a) that no representation or promise not expressly contained in this Agreement has been made by the other party hereto or by any of its agents, employees, representatives or attorneys;

(b) that this Agreement is not being entered into on the basis of, or in reliance on, any promise or representation, expressed or implied, covering the subject matter hereof, other than those which are set forth expressly in this Agreement; and

(c) that each party has had the opportunity to be represented by counsel of its own choice in this matter, including the negotiations which preceded the execution of this Agreement.

7.02 Each party warrants, as of the date hereof, that it is unaware of any Third-Party patent

containing claims or a pending application containing claims which, if issued, are or would be infringed by either party in operating under the terms of this Agreement. Each party agrees to make the other aware of such Third-Party patents and applications promptly upon becoming aware of same.

7.03 Each party warrants and represents that it has the full right and power to make the promises and grant the licenses set forth in this Agreement and that there are no outstanding agreements, assignments or encumbrances in existence inconsistent with the provisions of this Agreement.

ARTICLE 8

TERMINATION

8.01 Effective Date and Period of Validity. The term of this Agreement (the "Term") shall commence as of the date set forth above and shall continue for long time; Provided that as of each December 31 this Agreement shall be automatically be extended for an additional successive one year term unless Licensor or PBG shall have given written notice to the other party that this Agreement shall not be extended beyond the then current term.

8.02 Default; Bankruptcy; Uncured Breach.

(a) Either party may terminate this Agreement upon sixty (60) days' written notice for any material breach or default of the other party hereto. Said notice shall become effective at the end of said period unless during said period the party in breach shall cure such breach or default. The failure of PBG to pay any amounts in excess of $50,000 due hereunder within 60 days of notice of the failure to timely pay the same, only, shall be deemed a material default giving Licensor the right to terminate this agreement.

(b) Either party may terminate this Agreement in the event that the other party shall (i) become insolvent, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of, or enter into any composition or arrangement with, creditors, (iv) apply for or consent (by admission of material allegations of a petition or otherwise) to the appointment of a receiver or trustee, (v) authorize or file or have filed against it a petition under Chapter 7 or 11 of the United States Bankruptcy Code unless such petition is dismissed within sixty (60) days of filing.

8.05 PBG's Obligations Upon Termination. In the event of termination of this Agreement, PBG shall have the right to sell off its inventory of Licensed Products existing as of the date of termination.

ARTICLE 9

MISCELLANEOUS

9.01 Assignment. Neither party shall assign its rights or obligations under this Agreement without the prior written consent of the other party except that Licensor shall be permitted to assign to a Third Party its right to receive the License Fees due hereunder. Upon written request of Licensor, PBG shall pay all amounts due and owing to Licensor hereunder to such assignee, at such address as Licensor may designate. No such assignee shall have liability to PBG with respect to Licensor's duties and obligations hereunder.

9.02 Not Agents. Licensor and PBG shall not be deemed to be partners, joint venturers or each other's agents, and neither shall have the right to act on behalf of the other except as expressly provided hereunder or otherwise expressly agreed to in writing.

9.03 Force Majeure. Neither party shall be liable for failure to perform as required by any provision of this Agreement where such failure results from a force majeure beyond such party's control. In the event of any delay attributable to a force majeure, the time for performance affected thereby shall be extended for a period equal to the time lost by reason of the delay.

9.04 Publicity. In the absence of specific agreement between the parties, neither party shall originate any publicity, news release or other public announcement, written or oral, whether to the public press, to stockholders or otherwise, relating to this Agreement, to any amendment hereto or to performance hereunder, save only such announcement as in the opinion of legal counsel to the party making such announcement is required by law to be made. The party making any such announcement shall give the other party an opportunity to review the form of the announcement before it is made.

9.05 Costs. Licensor and PBG shall each bear and pay for their respective costs and expenses regarding the negotiation and preparation of this Agreement and all documents, instruments and agreements related thereto.

9.06 Notices. Services of all notices and payments to be made as provided herein shall be deemed duly given and made if sent by recognized overnight international courier and emailed to the intended recipient at the addresses below; the date of giving such notices shall be three days after the later of emailing or deposit with an overnight courier.

If to PBG:

Micheal Mao
Chairman
17# Zhonghe Street BDA.
Beijing P.R. China
100176

With a copy to:

Vincent J. McGill, Esq.
Eaton & Van Winkle LLP
3 Park Avenue
New York, New York 10016

If to Licensor:

Micheal Mao
Chairman
17# Zhonghe Street BDA.
Beijing P.R. China
100176

9.07 Governing Law. This Agreement, and the rights and obligations of the Parties hereto under this Agreement, shall be governed by, construed and enforced in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof. The parties expressly agree that the provisions of the United Nations Convention on Contracts for the International Sale of Goods will not apply to the Agreement or to their relationship. Any action arising out of the breach or threatened breach of this Agreement shall be commenced in a proper New York State court and each of the Parties hereby submits to the jurisdiction of such courts for the purpose of enforcing this Agreement.

9.08 Entire Agreement; Modification. It is the mutual desire and intent of the parties to provide certainty as to their respective future rights and remedies against each other by defining the extent of their mutual undertakings as provided herein. The parties have, in this Agreement, incorporated all representations, warranties, covenants, commitments and understandings on which they have relied in entering into this Agreement, and, except as provided for herein, neither party makes any covenant or other commitment to the other concerning its future action.

Accordingly, this Agreement (i) constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth in this Agreement and (ii) supersedes all previous understandings, agreements and representations between the parties, written or oral. No modification, change or amendment to this Agreement shall be effective unless in writing signed by each of the parties hereto.

9.09 Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The parties shall replace such ineffective provision for such jurisdiction with a valid and enforceable provision which most closely approaches the idea, intent, and purpose of this Agreement and, in particular, the provision to be replaced.

9.10 Waiver. The failure of a party to enforce at any time for any period any of the provisions hereof shall not be construed as a waiver of such provision or the rights of such party thereafter to enforce each such provision.

9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same documents.

9.12 Captions. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating the several Articles and Sections.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the day and year set forth below.

(Signatures appear on the following page)

Signatures page

PBG WATER SOLUTIONS INTERNATIONAL INC.

By: ______________________

Title:

BEIJING QHY ENVIRONMENT S & T CO., LTD.

By: ______________________

Title:

Mr. Mao Xu

____

SCHEDULE D: PROPERTY RIGHTS

Intellectual Property covering the Products includes the following, which are owned by Licensor:

Pending U.S. Patent Applications:

Issued U.S. Patents:

Registered U.S. Trademark:

Pending U.S. Trademark Applications:

Chinese Patents included in the following table:

序号	专利类型	专利名称	专利号/申请号	备注
1	发明	用于处理废水的组合物	ZL201480001546.7	
2	发明	污水处理核心工艺	ZL201510701248.5	
3	发明	垃圾渗沥液处理基础工艺	ZL201510700891.6	
4	发明	印染行业污水处理基础工艺	ZL201510701247.0	
5	发明	制浆造纸行业污水处理基础工艺	ZL201510702767.3	
6	发明	食品和养殖行业污水处理基础工艺	ZL201510700863.4	
7	发明	煤化工行业污水处理基础工艺	ZL201510703246.X	
8	发明	脱硫废水处理基础工艺	ZL201510703436.1	
9	发明	泛化工行业污水处理基础工艺	ZL201510702747.6	
10	发明	生活污水处理基础工艺	ZL201510703180.4	
11	发明	重金属工业污水处理基础工艺	ZL201510703224.3	
12	发明	淀粉加工行业污水处理基础工艺	ZL201510703149.0	
13	发明	矿业采选行业污水处理基础工艺	ZL201510702297.0	
14	发明	污泥脱水浓缩处理基础工艺	ZL201510703109.6	
15	实用新型	一种用于处理废水组合物的混合和包装装置	ZL 201420826977.4	
16	实用新型	一种用于处理废水组合物、搅拌、投放和系统成套处理装置	ZL 201520428976.9	
17	实用新型	一种活性菌团生物反应器加紫外净水消毒器的成套设备	ZL2015 20606092.8	
18	实用新型	一种用于污泥脱水浓缩处理基础工艺的一体化成套设备	ZL2015 20857227.8	
19	实用新型	一种一体化氨氮处理设备	ZL201620557227.0	

2 international patents:

- WO 2014/171812 A2
- WO 2014/171812 A3